UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Heidrick & Struggles International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of communications from Heidrick & Struggles International, Inc., a Delaware corporation (the “Company”), to its employees relating to the Agreement and Plan of Merger, dated October 5, 2025, by and among the Company, Heron BidCo, LLC, a Delaware limited liability company (“Parent”) and Heron Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent.

The following contains an employee FAQ made available to employees of the Company on October 14, 2025.

Frequently Asked Questions

Disclaimer: This document is intended to provide guidance on frequently asked employee questions relating to the transaction between Heidrick & Struggles and Advent/Corvex. The following Questions and Answers are not a complete summary, and are intended to provide a general summary of certain key issues. This summary is informal in nature and any go-forward employment, benefits or compensation terms will be separately communicated.

Additional/Updated FAQs as of October 14

What assumptions about the growth of our business does this new capital structure assume? Are we going on a hiring spree and dropping the bar on capability or culture as a result?

Many of you will remember that at our investor day in late 2024, we first shared our long-term, through-cycle organic growth and margin targets for the business. The blended growth rate we shared was in the 5-8% range for the whole business. As to the underlying assumptions for those targets:

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The biggest assumption by far is executive wage inflation, since almost 90% of our revenue is priced off this variable. (And it is worth noting that this has compounded at about 3.5% across time, and a little faster of late for the types of roles our clients come to us to support).

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We also assumed that Heidrick Consulting (HC) and On-Demand Talent (ODT) would get to the lower end of ‘normal’ profit ranges over time, and that we would pick up some leverage from corporate expense and R&D as we grew.

For simple rounding purposes, let’s assume a 7% growth rate. Let’s also assume 4% wage inflation, and 4% p.a. HC pricing increases to cover our own costs. This leaves about 3% growth of our existing consultant population (a number we already report quarterly) – to be achieved through new consultant promotions, some external hiring and (ideally) some productivity pickup.

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This requires us to do an exceptional job retaining top performers and engaging, retaining and developing our next generation. We know firsthand that the highest impact future consultants are already here in the AEM and principal ranks.

To be blunt, if that’s all we accomplish, we should be a little disappointed, given our now even more attractive value proposition, hugely upgraded development paths and off-the-charts quality of our global AEM population. But it does give you some sense how focused we are on keeping the bar high and growing at a very achievable sustainable rate.

Are we going to have to significantly cut costs as a result of going private?

The short answer is no.

The longer answer is reflected in the targets we publicly discussed during our investor day in late 2024. Those targets contemplated a few hundred basis points of margin expansion from just getting HC and ODT to “normal” profit for these types of businesses, and a modest pickup from leverage in corporate expenses and R&D. We think we will pick up roughly another 100 bps of EBITDA margin through a reduction of services and technology costs as a result of being private and having access to better terms and procurement by being on a new (consolidated) purchasing platform.

Our new investor partners will be tightly focused on engaging our talent, so this work will not come at the cost of additional bureaucracy or operating constraints.

Will anything change with respect to my pay or our HR policies and processes?

Our new investors will be focused on the outcomes we create and will expect us to generate those outcomes in ways that serve us best. Therefore, you can expect much to stay the same.

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Pay: Equity-based ownership in the firm will be a new feature for many colleagues – and a future opportunity for many more. Beyond that there is no plan to change anyone’s cash compensation opportunities. In fact, the merger agreement stipulates that for the eighteen months following the consummation of the transaction cash compensation opportunities will be maintained at current levels and there will be no negative changes to cash compensation opportunities. That being said, we will keep tweaking and evolving our programs so that we can remain highly competitive to attract the top talent we need to grow and to ensure that our culture remains focused on great client outcomes.

•	Reviews: We will keep the same process and timelines.

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Promotions: While the transaction itself will not change processes or timelines – we hope that the major changes we are making to our learning and development strategy will accelerate impact and career progression.

•	Flexible Work Policy: Our current flexible work policies will not change.

•	PTO: We have no plans to change our PTO policies and you can take your scheduled PTO.

Who will participate in the new equity program?

Following the closing of the transaction, we expect that all Search, HC, and ODT Partners, as well as key leaders from corporate and operational areas, will be eligible to receive, based on firm and client impact, equity-based awards under the new equity-based compensation program.

•	The new equity-based compensation program will replace equity incentive opportunities that were available when we were a public company under our current equity plan.

•	The equity-based awards under the new equity-based compensation program will be in addition to our existing cash compensation plans, which are not changing (as discussed in the FAQ above).

It is worth noting that an exciting feature of this new equity program is that we are also reserving equity awards to reward the next generations of partners and leaders.

Forward-Looking Statements

This communication contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including the timing of the proposed transactions contemplated by that certain Agreement and Plan of Merger, dated October 5, 2025 (the “Merger Agreement”), by and among Heidrick & Struggles International, Inc. (the “Company”), Heron BidCo, LLC (“Parent”) and Heron Merger Sub, Inc. (“Merger Sub”) and other information relating to the proposed transactions contemplated by the Merger Agreement (the “Transaction”). Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the proposed Transaction and other information relating to the proposed Transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Those following important factors and uncertainties, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the Transaction, including the adoption of the Merger Agreement by the stockholders of the Company and the receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee; (v) the effect of the announcement or pendency of the Transaction on the Company’s business relationships, operating results and business generally, including the Company’s ability to attract, integrate, develop, manage, retain and motivate qualified consultants and senior leaders as a result of such effects, (vi) risks that the proposed Transaction disrupts current plans and operations, (vii) risks related to diverting management’s attention from the Company’s ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the Transaction, (ix) the Company’s ability to fill or obtain new executive search assignments, which could impact demand for services and affect results of operations or financial conditions, (x) unexpected costs, charges or expenses resulting from the proposed Transaction; (xi) the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed Transaction; (xi) the impact of adverse macroeconomic or labor market conditions, including the impacts of inflation and effects of geopolitical instability, on demand for services, (xii) risks caused by delays in upturns or downturns being reflected in the Company’s financial position and results of operations, (xiii) risks that the benefits of the Transaction are not realized when and as expected, (xiv) uncertainty as to timing of completion of the proposed Transaction, and (xv) other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s subsequent Quarterly Reports on Form 10-Q, and in other reports and filings with the SEC. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. The Company cautions you that the important factors referenced above may not contain all of the factors that are important to you. In addition, the Company cannot assure you that the Company will realize the results or developments expected or anticipated or, even if substantially realized, that they will result in the consequences or affect the Company or the Company’s operations in the way the Company expects. The forward-looking statements included in this communication are made only as of the date hereof. Except as required by applicable law or regulation, the Company does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed Transaction involving the Company, Parent, and Merger Sub. The Company expects to seek, and intends to file with the SEC a proxy statement and other relevant documents in connection with a special meeting of the Company’s stockholders for purposes of obtaining, stockholder approval of the proposed Transaction. The Company may also file other relevant documents with the SEC regarding the proposed Transaction. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC. The definitive proxy statement (when available) will be sent or given to the stockholders of the Company and will contain important information about the proposed Transaction and related matters. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BY THE COMPANY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors will be able to obtain a free copy of the proxy statement and other documents containing important information about the Company and the proposed Transaction, once such documents are filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company at its website at https://investors.heidrick.com/.

Participants in the Solicitation

The Company, and certain of its directors and executive officers, may be deemed to be participants in the solicitation of proxies in connection with the proposed Transaction. Information about the Company’s directors and executive officers is set forth in (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence”, which was filed with the SEC on March 3, 2025, (ii) the Company’s Definitive Proxy Statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 11, 2025, under the headings “Directors”, “Non-Employee Director Compensation”, “Executive Officers”, “Compensation Discussion and Analysis”, “Executive Compensation”, “Stock Ownership Information”, and “Certain Relationships and Related Party Transactions”, (iii) to the extent holdings of Company securities by its directors or executive officers have changed since the amounts set forth in the Company’s proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Forms 3, 4 and 5, filed with the SEC, (iv) the Company’s Current Report on Form 8-K, which was filed on May 22, 2025, and (v) in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the Company’s definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed Transaction when such materials become available. Investors should read the proxy statement carefully when it becomes available. Copies of the documents filed with the SEC by the Company will be available free of charge through the website maintained by the SEC at sec.gov and the Company’s website at https://investors.heidrick.com/.

No Offer

No person has commenced soliciting proxies in connection with the proposed Transaction referenced in this communication, and this communication is neither an offer to purchase nor a solicitation of an offer to sell securities.